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Exhibit 10.19

Cross Country, Inc.
Deferred Compensation Plan
 Master Plan Document

Effective January 1, 2003

Copyright © 2002
By Clark/Bardes Consulting, Inc.
All Rights Reserved

i

ARTICLE 6	Retirement Benefit	16
6.1	Retirement Benefit	16
6.2	Payment of Retirement Benefit	16
ARTICLE 7	Termination Benefit	16
7.1	Termination Benefit	16
7.2	Payment of Termination Benefit	16
ARTICLE 8	Disability Waiver and Benefit	17
8.1	Disability Waiver	17
8.2	Continued Eligibility; Disability Benefit	17
ARTICLE 9	Survivor Benefit	15
9.1	Survivor Benefit	18
9.2	Payment of Survivor Benefit	18
ARTICLE 10	Beneficiary Designation	18
10.1	Beneficiary	18
10.2	Beneficiary Designation; Change; Spousal Consent	18
10.3	Acknowledgement	19
10.4	No Beneficiary Designation	19
10.5	Doubt as to Beneficiary	19
10.6	Discharge of Obligations	19
ARTICLE 11	Leave of Absence	20
11.1	Paid Leave of Absence	20
11.2	Unpaid Leave of Absence	20
ARTICLE 12	Termination, Amendment or Modification	20
12.1	Termination	20
12.2	Amendment	20
12.3	Plan Agreement	21
12.4	Effect of Payment	21

ii

ARTICLE 13	Administration	21
13.1	Committee Duties	21
13.2	Administration Upon Change In Control	21
13.3	Agents	22
13.4	Binding Effect of Decisions	22
13.5	Indemnity of Committee	22
13.6	Employer Information	22
13.7	Compliance With Laws	22
ARTICLE 14	Other Benefits and Agreements	22
14.1	Coordination with Other Benefits	22
ARTICLE 15	Claims Procedures	23
15.1	Presentation of Claim	23
15.2	Notification of Decision	23
15.3	Review of a Denied Claim	23
15.4	Decision on Review	23
15.5	Legal Action	24
ARTICLE 16	Trust	24
16.1	Establishment of the Trust	24
16.2	Interrelationship of the Plan and the Trust	24
16.3	Distributions From the Trust	24
ARTICLE 17	Miscellaneous	25
17.1	Status of Plan	25
17.2	Unsecured General Creditor	25
17.3	Employer's Liability	25
17.4	Nonassignability	25
17.5	Not a Contract of Employment	25
17.6	Furnishing Information	25
17.7	Terms	25
17.8	Captions	25
17.9	Governing Law	25
17.10	Notice	26
17.11	Successors	26
17.12	Spouse's Interest	26
17.13	Validity	26
17.14	Incompetent	26
17.15	Court Order	26
17.16	Distribution in the Event of Taxation	26
17.17	Insurance	27
17.18	Legal Fees To Enforce Rights After Change in Control	27
17.19	Legend	27
17.20	Listing and Other Conditions	27

iii

CROSS COUNTRY, INC.
DEFERRED COMPENSATION PLAN
Effective January 1, 2003

PURPOSE

        The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Cross Country, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
DEFINITIONS

        For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	"Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) LTIC Contribution Account balance, (iii) the CEO Discretionary Contribution Account balance and (iv) the Stock Option Gain Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.2
"Annual Bonus" shall mean any compensation, in addition to Base Annual Salary and Commissions payable to a Participant during a Plan Year, under any Employer's annual bonus and cash incentive plans, excluding stock options and long term incentive compensation plan awards.
1.3	"Annual CEO Discretionary Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.
1.4
"Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Annual Bonus and Commissions that a Participant defers in accordance with Article 3 for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5
"Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the vested Account Balance of the Participant shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires or experiences a Termination of Employment, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the vested Account Balance of the Participant shall be calculated on every applicable anniversary of the last business day of the Plan Year in which the Participant Retires or experiences a Termination of Employment. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition. Shares of Stock that shall be distributable from the Stock Option Gain Account shall be distributable in shares of actual Stock in the same manner previously described. However, the Committee may, in its sole discretion, (i) adjust the annual installments in order to distribute whole shares of actual Stock and/or (ii) accelerate the distribution of such actual shares of Stock by payment of a lump sum of Stock or cash, in the sole discretion of the Committee.
1.6	"Annual LTIC Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.
1.7
"Annual Stock Option Gain Amount" shall mean, with respect to a Participant for any one Plan Year, the portion of Qualifying Gains deferred with respect to an Eligible Stock Option exercise, in accordance with Section 3.7 of this Plan. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Stock Option Gain Amount shall be the actual amount withheld prior to such event.
1.8
"Base Annual Salary" shall mean the annual cash compensation relating to services performed for any Employer during any calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.
1.9
"Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.10
"Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.
1.11	"Board" shall mean the Board of Directors of the Company.

1.12
"Cause" shall mean with respect to a Participant's termination: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between an Employer and the Participant at the time (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Employer as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between Employer and the Participant at the time that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement that conditions "cause" on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to termination thereafter. Notwithstanding the foregoing, a Participant shall be deemed to be terminated for "cause" if the Participant: breaches the terms of any agreement between the Employer and the Participant, including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Employer or Company, or uses in other than the Employer's or Company's business, without written authorization from the Employer, any confidential information or proprietary information, relating to the business of the Employer, the Company or any of their affiliates, acquired by the Participant prior to the Participant's Termination.
1.13
"CEO Discretionary Contribution Account" shall mean (i) the sum of the Participant's Annual CEO Discretionary Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant's CEO Discretionary Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's CEO Discretionary Contribution Account.
1.14	"Change in Control." A "Change in Control" shall be deemed to have occurred.
1.15
Upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Charterhouse Equity Partners, Morgan Stanley Dean Witter Capital Partners IV, Inc., the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
1.16
During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

1.17
A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 35% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation; or
1.18
Upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
1.19	"Claimant" shall have the meaning set forth in Section 15.1.
1.20	"Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
1.21
"Commissions" shall mean the cash commissions payable to a Participant by any Employer for services rendered during a Plan Year, excluding Annual Bonus or other additional incentives or awards payable to the Participant.
1.22	"Committee" shall mean the committee described in Article 13.
1.23	"Company" shall mean Cross Country, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.
1.24	"Deduction Limitation" shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Article 4.
1.25
"Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.
1.26
"Disability" or "Disabled" shall mean a determination that a Participant is disabled made by either (i) the carrier of any individual or group long-term disability insurance policy, sponsored by the Participant's Employer, or (ii) the Social Security Administration. Upon request by the Employer, the Participant must submit proof of the carrier's or Social Security Administration's determination.
1.27	"Disability Benefit" shall mean the benefit set forth in Article 8.
1.28	"Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.
1.29
"Eligible Stock Option" shall mean one or more non-qualified stock option(s) (including incentive stock options disqualified as such and treated as non-qualified stock options) selected by the Committee in its sole discretion and exercisable under a plan or arrangement of Cross Country, Inc. or any Employer permitting a Participant under this Plan to defer gain with respect to such option.

1.30
"Employee" shall mean a person who is an employee of any Employer (other than E-Staff, Inc.) now or hereafter acquired or formed by Company. Employee, as used herein, shall not include a leased employee, an agent or an independent contractor. An individual classified by the Employer at the time services are provided as either a leased employee, an individual contractor or an individual who is not classified by the Employer as an Employee but who provides services to the Employer through another entity shall not be eligible to participate in the Plan during the period that the individual is so initially classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.
1.31
"Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.
1.32	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.33	"401(k) Plan" shall be the Cross Country, Inc. 401(k) Plan, as may be amended from time to time
1.34	"In-Service Distribution" shall mean the distribution set forth in Section 5.1.
1.35
"LTIC Contribution Account" shall mean (i) the sum of the Participant's Annual LTIC Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant's LTIC Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's LTIC Contribution Account.
1.36
"LTIC Plan" shall be the Cross Country Consulting, Inc. Long Term Incentive Compensation Plan for certain employees of that certain company formerly known as Jennings, Ryan & Kolb, as may be amended from time to time, and any similar plan maintained by Cross Country Consulting, Inc.
1.37
"Participant" shall mean any Employee within a select group of management or highly compensated employees (as such criteria is established by the Committee) (i) who is selected to participate in the Plan in accordance with the criteria established by the Committee, from time to time, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.
1.38	"Plan" shall mean the Cross Country, Inc. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.39
"Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.
1.40	"Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.41
"Qualifying Gain" shall mean the incremental value inuring to a Participant upon the exercise of an Eligible Stock Option, using a Stock-for-Stock payment method, during any Plan Year. For purposes of this section, the phrase "Stock-for-Stock payment method" shall, in all events, be limited to the Participant's delivery of a properly executed statement in which he or she attests to ownership of the number of shares required to exercise the Eligible Stock Option, rather than actual delivery of such shares. Such incremental value shall be deliverable to the Participant in the form of additional shares of Stock and shall be computed as follows: (i) the total fair market value of the shares of Stock held/acquired as a result of the exercise of an Eligible Stock Option using a Stock-for-Stock payment method, minus (ii) the total exercise price. For example, assume a Participant elects to exercise an Eligible Stock Option to purchase 1,000 shares of Stock at an exercise price of $20 per share (i.e., a total exercise price of $20,000), when the Stock has a current fair market value of $25 per share (i.e., a total current fair market value of $25,000) and elects to defer one hundred (100) percent of the Qualifying Gain (i.e., $5,000). Using the Stock-for-Stock payment method, the Participant would deliver a properly executed statement attesting to ownership of 800 shares of Stock (worth $20,000 at exercise) to exercise the Eligible Stock Option and would receive a Qualifying Gain, in the form of an unfunded and unsecured promise by the Company for 200 additional shares of Stock in the future (worth $5,000 at exercise). The number of additional shares of Stock deliverable to the Participant in the future as a result of the Qualifying Gain shall be fixed and determined as of the date of the exercise of the Eligible Stock Option using the closing price of the Stock as of the end of the business day closest to the date of such exercise. This definition shall not include cashless exercises.
1.42
"Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than for Cause, a leave of absence, death or Disability on or after the earlier of the attainment of: (a) age sixty-five (65), or (b) an age earlier than age sixty-five (65) but later than age fifty (50), as determined in the sole discretion of the Committee with respect to a particular Participant.
1.43	"Retirement Benefit" shall mean the benefit set forth in Article 6.
1.44
"Stock" shall mean Cross Country, Inc. common stock, $.0001 par value, or any other equity securities of the Company designated by the Committee. Shares of common stock to be delivered under the Plan with respect to Annual Stock Option Gain Amounts shall be shares of Stock held under the applicable stock option plan of the Company and registered pursuant to a Form S-8, as applicable.

1.45
"Stock Option Gain Account" shall mean the aggregate value, measured on any given date, of (i) the number of shares of Stock deferred by a Participant as a result of all Annual Stock Option Gain Amounts, plus (ii) the number of additional shares credited as a result of the deemed reinvestment of dividends in accordance with all of the applicable crediting provisions of the Cross Country, Inc. Stock Unit Fund that relate to the Participant's Stock Option Gain Account, less (iii) the number of such shares of Stock previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the number of such shares determined by the Committee with respect to the Cross Country, Inc. Stock Unit Fund pursuant to Section 3.9. This portion of the Participant's Account Balance shall be distributable in actual shares of Stock or cash, at the sole and absolute discretion of the Committee.
1.46	"Survivor Benefit" shall mean the benefit set forth in Article 9.
1.47	"Termination Benefit" shall mean the benefit set forth in Article 7.
1.48
"Termination of Employment" shall mean separation from the employment (i) from all Employers, or (ii) from a subsidiary which is employing an Employee and ceases to be a subsidiary, unless the Employee otherwise is, or thereupon becomes, employed by the Company or another subsidiary of Company, voluntarily or involuntarily, with or without Cause, for any reason other than Retirement, Disability, death or an authorized leave of absence.
1.49	"Trust" shall mean one or more trusts which may be established by the Company, in its sole discretion, pursuant to Article 16.
1.50
"Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

ARTICLE 2
SELECTION, ENROLLMENT, ELIGIBILITY

        2.1    Selection by Committee.    Participation in the Plan shall be limited to a select group of management or highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

        2.2    Mid-Year Participant.    The Committee may, in its sole and absolute discretion, designate an Employee as first eligible to become a Participant after the first day of a Plan Year, but no later than July 1st of the applicable year.

        2.3    Enrollment Requirements.    As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

        2.4    Eligibility; Commencement of Participation.    Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

        2.5    Termination of Participation and/or Deferrals.    If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan. If the Participant receives a hardship distribution from the Cross Country, Inc. 401(k) Plan, the Participant is prohibited from making elective contributions to that plan and to any other qualified or nonqualified plan of deferred compensation maintained by the Employer for at least 6 months after receipt of the hardship distribution.

ARTICLE 3
DEFERRAL COMMITMENTS/LTIC CONTRIBUTION AMOUNTS/CEO DISCRETIONARY CONTRIBUTION AMOUNTS/STOCK OPTION GAIN
AMOUNTS/VESTING/CREDITING/TAXES

        3.1    Minimum Deferrals.

  (a)
  Base Annual Salary, Annual Bonus and Commissions.    For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Commissions up to the maximum amounts set forth in Section 3.2 and in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary, Annual Bonus and/or Commissions	$4,800 aggregate

    If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

  (b)
  Annual Stock Option Gain Amount.    For each Eligible Stock Option, a Participant may elect to defer, as his or her Annual Stock Option Gain Amount, the following minimum percentage of Qualifying Gain with respect to exercise of the Eligible Stock Option:

Deferral	Minimum Percentage
Qualifying Gain	0%

    If no election is made, the amount deferred shall be zero.

  (c)
  Short Plan Year.    Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

        3.2    Maximum Deferral.

  (a)
  Base Annual Salary, Annual Bonus and Commissions.    For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Commissions up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Base Annual Salary	50%
Annual Bonus	90%
Commissions	50%
  (b)
  Annual Stock Option Gain Amount.    For each Eligible Stock Option, a Participant may elect to defer, as his or her Annual Stock Option Gain Amount, Qualifying Gain up to the following maximum percentage with respect to exercise of the Eligible Stock Option:

Deferral	Maximum Percentage
Qualifying Gain	100%

    Annual Stock Option Gain Amounts may also be limited by other terms or conditions set forth in the stock option plan or agreement under which such options are granted.

  (c)
  Short Plan Year.    Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount (i) with respect to Base Annual Salary shall be limited to 50% of the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) with respect to Annual Bonus and Commissions shall be limited to those amounts deemed eligible for deferral, in the sole discretion of the Committee.

        3.3    Election to Defer; Effect of Election Form.

  (a)
  First Plan Year.    In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

  (b)
  Subsequent Plan Years.    For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

  (c)
  Stock Option Gain Deferral.
  (i)
  For an election to defer gain upon the exercise of an Eligible Stock Option exercise to be valid: (a) a separate Election Form must be completed and signed by the Participant with respect to the Eligible Stock Option; (b) such election must be irrevocable; (c) the executed Election Form must be both timely delivered to and accepted in writing by the Committee or its designee at least six (6) months prior to the date the Participant elects to exercise the Eligible Stock Option; (d) the Participant must agree not to exercise the Eligible Stock Option prior to six (6) months from the date the executed, irrevocable Election Form is submitted to the Committee or its designee; (e) the Participant must receive written approval from the Committee prior to exercising the Eligible Stock Option; (f) the Eligible Stock Option must be exercised using the "Stock-for-Stock payment method"; and (g) the Stock constructively delivered by the Participant to exercise the Eligible Stock Option must have been owned by the Participant during the entire six (6) month period free and clear of any liens and/or encumbrances prior to its delivery and/or otherwise qualify the Eligible Stock Option for favorable accounting treatment, as determined in the sole discretion of the Committee.

  (ii)
  Notwithstanding any other provision of this Plan to the contrary, (i) an Eligible Stock Option may be exercised prior to the end of the six (6) month period following the date on which the executed Election Form is delivered to the Committee or its designee, and (ii) the resulting Qualifying Gain will not be deferred into this Plan, if (a) a Change in Control occurs, or (b) the Participant Retires, dies while an Employee, or experiences a Termination of Employment, and the Eligible Stock Option would otherwise expire prior to the end of the six (6) month period following the date on which the executed Election Form was delivered to the Committee or its designee.

        3.4    Withholding and Crediting of Annual Deferral Amounts.    Only upon the Committee's approval, for each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary in the event the deferral is expressed as a percentage of the Base Annual Salary. The Annual Bonus and/or Commissions portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Commissions are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant's Deferral Account at the time such amounts would otherwise have been paid to the Participant.

        3.5    Annual LTIC Contribution Amount.    For each Plan Year, an Employer may be required to credit amounts to a Participant's LTIC Contribution Account in accordance with the LTIC Plan. Such amounts shall be credited to the Participant's LTIC Contribution Account on the date or dates prescribed by the LTIC Plan.

        3.6    Annual CEO Discretionary Contribution Amount.    For each Plan Year, the Chief Executive Officer of the Company may, but is not required to, credit any amount of cash he or she desires to any Participant's CEO Discretionary Contribution Account under this Plan, which amount shall be for that Participant the Annual CEO Discretionary Contribution Amount for that Plan Year; provided, however, that no Annual CEO Discretionary Contribution Amount shall be made to any Participant unless the Chief Executive Officer has first obtained Committee approval for such Annual CEO Discretionary Contribution Amount. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual CEO Discretionary Contribution Amount for that Plan Year. The Annual CEO Discretionary Contribution Amount described in this Section 3.6, if any, shall be credited as of the last day of the Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual CEO Discretionary Contribution Amount for that Plan Year shall be zero.

        3.7    Annual Stock Option Gain Amount.    Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, all or some portion of Qualifying Gains attributable to an Eligible Stock Option exercise, which amount shall be for that Participant the Annual Stock Option Gain Amount for that Plan Year. The portion of any Qualifying Gains shall be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future. Such shares of Stock would otherwise have been delivered to the Participant, pursuant to the Eligible Stock Option exercise, but for the Participant's election to defer.

        3.8    Vesting.

  (a)
  A Participant shall at all times be 100% vested in his or her Deferral Account and Stock Option Gain Account.

  (b)
  A Participant shall vest in each Annual LTIC Contribution Amount, including amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan on the three year anniversary of the date on which such Annual LTIC Contribution Amount is credited to the Participant's LTIC Contribution Account. A new three (3) year vesting schedule shall apply to each Annual LTIC Contribution Amount.

  (c)
  A Participant shall vest in his or her CEO Discretionary Contribution Account in accordance with the schedule declared by the Committee in its sole discretion.

  (d)
  Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, or upon a Participant's Retirement, death while employed by an Employer, or Disability, a Participant's LTIC Contribution Account and CEO Discretionary Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

  (e)
  Notwithstanding subsection 3.8(d) above, the vesting schedule for a Participant's LTIC Contribution Account and CEO Discretionary Contribution Account shall not be accelerated to the extent that the Committee determines that such acceleration, in addition to any other amounts being awarded to an Employee, would cause the deduction limitations of Section 280G of the Code to become effective.

  (f)
  Section 3.8(e) shall not prevent the acceleration of the vesting schedule applicable to a Participant's LTIC Contribution Account and/or CEO Discretionary Contribution Account if such Participant is entitled to a "gross-up" payment, to eliminate the effect of the Code section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.

        3.9    Crediting/Debiting of Account Balances.    In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

  (a)
  Measurement Funds.    Subject to the restrictions found in Section 3.9(c) below, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the "Measurement Funds"), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change, unless otherwise determined by the Committee.

  (b)
  Election of Measurement Funds.    Subject to the restrictions found in Section 3.9(c) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement

    Funds as described in the previous sentence, the Participant's Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. Subject to the restrictions found in Section 3.9(c) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

  (c)
  Cross Country, Inc. Stock Unit Fund.
  (i)
  A Participant's Stock Option Gain Account will be automatically allocated to the Cross Country, Inc. Stock Unit Fund Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to their Stock Option Gain Account. Furthermore, no other portion of the Participant's Account Balance can be either initially allocated or re-allocated to the Cross Country, Inc. Stock Unit Fund.

  (ii)
  Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the Stock credited to a Participant's Account Balance shall be credited to the Participant's Account Balance in the form of additional shares of Stock and shall automatically and irrevocably be deemed to be re-invested in the Cross Country, Inc. Stock Unit Fund until such amounts are distributed to the Participant. The number of shares credited to the Participant for a particular stock dividend shall be equal to (a) the number of shares of Stock credited to the Participant's Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the number of additional shares of Stock actually paid as a dividend in respect of each share of Stock. The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend (other than any Stock dividend) shall be equal to (a) the number of shares of Stock credited to the Participant's Account Balance as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the fair market value of the dividend, divided by (c) the "fair market value" of the Stock on the payment date for such dividend.

  (iii)
  The number of shares of Stock credited to the Participant's Account Balance shall be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of Participants' rights with respect to the portion of his or her Account Balance allocated to the Cross Country, Inc. Stock Unit Fund, in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under Section 3.9. For purposes of this Section 3.9, "fair market value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales price reported for the Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc.; or (b) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or quoted; provided, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Stock is listed or traded. If the Stock is not readily tradable on a national securities exchange, The Nasdaq Stock Market, Inc. or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee. Notwithstanding anything herein to the contrary, "Fair Market Value" means the price for Stock set by the Committee in good faith. For purposes of the grant of any Eligible Stock Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

  (d)
  Proportionate Allocation.    In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

  (e)
  Crediting or Debiting Method.    The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.

  (f)
  No Actual Investment.    Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

        3.10      FICA and Other Taxes.

  (a)
  Annual Deferral Amounts.    To the extent required by applicable law, for each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus and Commissions that are not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

  (b)
  LTIC Contribution Account and CEO Discretionary Contribution Account.    To the extent required by applicable law, when a participant becomes vested in a portion of his or her LTIC Contribution Account or Company Contribution Account, the Participant's Employer(s) shall withhold from the Participant's Base Annual Salary, Annual Bonus and/or Commissions that are not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's LTIC Contribution Account or CEO Discretionary Contribution Account, as applicable, in order to comply with this Section 3.10.

  (c)
  Annual Stock Option Gain Amounts.    To the extent required by applicable law, for each Plan Year in which an Annual Stock Option Gain Amount is being first withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Annual Bonus, Commissions and Qualifying Gains that are not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Stock Option Gain Amount. If necessary, the Committee may reduce the Annual Stock Option Gain Amount in order to comply with this Section 3.10.

  (d)
  Distributions.    The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
DEDUCTION LIMITATION

4.1
Deduction Limitation on Benefit Payments.    If an Employer determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 above, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m). Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control. The Annual Stock Option Gain Amount is intended to comply with Code Section 162(m) and shall be interpreted as part of the applicable stock option plan of the Company.

ARTICLE 5
IN-SERVICE DISTRIBUTION; UNFORESEEABLE FINANCIAL EMERGENCIES;
WITHDRAWAL ELECTION

        5.1    In-Service Distribution.    In connection with each election at the time a Participant elects to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Distribution from the Plan with respect to all or a portion of (i) the Annual Deferral Amount, and (ii) the Annual LTIC Contribution Amount. The In-Service Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount and the vested portion of the Annual LTIC Contribution Amount that the Participant elected to have distributed as an In-Service Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on or around the date on which the In-Service Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred, or the vested portion of the Annual LTIC Contribution Amount is actually contributed. By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2003, the In-Service Distribution would become payable during a sixty (60) day period commencing January 1, 2007. Notwithstanding the language set forth above, the Committee shall, in its sole discretion, adjust the amount distributable as an In-Service Distribution if any portion of the Annual LTIC Contribution Amount is unvested on the In-Service Distribution date.

        5.2    Other Benefits Take Precedence Over In-Service Distributions.    Should an event occur that triggers a benefit under Article 6, 7, 8 or 9, any Annual Deferral Amount and/or Annual LTIC Contribution Amount, plus amounts credited or debited thereon, that is subject to an In-Service Distribution election under Section 5.1 shall not be paid in accordance with Section 5.1 but shall be paid in accordance with the other applicable Article.

        5.3    Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.    If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee (i) to suspend deferrals of Base Annual Salary, Annual Bonus, Commissions and Qualifying Gains required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency, or (ii) to suspend deferrals of Base Annual Salary, Annual Bonus, Commissions and Qualifying Gains required to be made by such Participant, to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency, and receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's vested Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. A Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by suspension of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant's petition for suspension, the Participant's deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant's petition for suspension and payout, the Participant's deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

        5.4    Withdrawal Election.    A Participant may elect, at any time, to withdraw all or a portion of his or her vested Account Balance, excluding the portion of the Account Balance attributable to the Stock Option Gain Account. For purposes of this Section 5.4, the value of a Participant's vested Account Balance shall be calculated as of the close of business on or around the date on which receipt of the Participant's election is acknowledged by the Committee, as determined by the Committee in its sole discretion, less a withdrawal penalty equal to 10% of the amount withdrawn (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Termination of Employment or Disability, and whether or not the Participant is in the process of being paid pursuant to an installment payment schedule. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant shall be paid the Withdrawal Amount within sixty (60) days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall be suspended for the remainder of the Plan Year in which the withdrawal is elected and for one (1) full Plan Year thereafter (the "Suspension Period"). During the Suspension Period, the Participant will continue to be eligible for the benefits provided in Articles 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles, and any previously elected deferrals of Qualifying Gains will continue to be withheld. However, the portion of such Participant's Annual Deferral Amount which is attributable to Base Annual Salary, Annual Bonus and/or Commissions shall not be withheld during the Suspension Period, and the Participant shall not be allowed to make any deferral elections during the Suspension Period.

ARTICLE 6
RETIREMENT BENEFIT

        6.1    Retirement Benefit.    A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires, as determined by the Committee in its sole discretion.

        6.2    Payment of Retirement Benefit.    A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10 or 15 years. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least twenty-four (24) months prior to the Participant's Retirement. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant Retires. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the last day of the Plan Year in which the Participant Retires.

ARTICLE 7
TERMINATION BENEFIT

        7.1    Termination Benefit.    A Participant who experiences a Termination of Employment shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance, calculated as of the close of business on or around the last business day of the Plan Year in which the Participant experiences a Termination of Employment, as determined by the Committee in its sole discretion.

        7.2    Payment of Termination Benefit.    If the Participant's vested Account Balance at the time of his or her Termination of Employment is $100,000 or less, then such Participant's Termination Benefit shall be paid in a lump sum. If such Participant's vested Account Balance at such time is greater than $100,000, the Termination Benefit shall be paid (a) in a lump sum, or (b) pursuant to an Annual Installment Method of up to 3 years, if requested by the Participant and allowed in the sole discretion of the Committee. The lump sum payment shall be made, or installments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the last day of the Plan Year in which the Participant experiences a Termination of Employment.

ARTICLE 8
DISABILITY WAIVER AND BENEFIT

        8.1    Disability Waiver.

          (a)  Waiver of Deferral.    If a Participant is determined to be both (i) suffering from a Disability, and (ii) receiving 100 percent of his or her Base Annual Salary during the period of Disability, then the Participant's Annual Deferral Amount and Qualifying Gains shall continue to be withheld during such period of Disability. If a Participant is determined to be both (i) suffering from a Disability, and (ii) receiving less than 100 percent of his or her Base Annual Salary during the period of such Disability, then such Participant shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Annual Bonus and/or Commissions for the Plan Year during which the Participant first suffers a Disability. However, any previously elected deferrals of Qualifying Gains shall continue to be withheld during such Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be eligible for the benefits provided in Articles 5, 6, 7, or 9 in accordance with the provisions of those Articles.

          (b)  Deferral Following Disability.    If a Participant (i) returns to employment with an Employer after a Disability ceases, and (ii) payment of 100 percent of his or her Base Annual Salary recommences, the Participant may elect to defer an Annual Deferral Amount and Annual Stock Option Gain Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

        8.2    Continued Eligibility; Disability Benefit.

          (a)  Continued Eligibility.    A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered employed and shall be eligible for the benefits provided for in Articles 5, 6, 7 or 9 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, deem the Participant's employment to have terminated at any time after such Participant is determined to be suffering a Disability.

          (b)  Deemed Termination of Employment.    If, in the Committee's discretion, the Disabled Participant's employment has terminated, and such Participant is not otherwise eligible to Retire, the Participant shall be deemed to have experienced a Termination of Employment for purposes of this Plan and will receive a Disability Benefit. The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the last business day of the Plan Year in which the Disabled Participant is deemed to have experienced a Termination of Employment, as determined by the Committee in its sole discretion. If the Participant's vested Account Balance at the time of the Committee's determination is $100,000 or less, payment of the

  Disability Benefit will be made in a lump sum. If the Participant's vested Account Balance at the time of the Committee's determination is greater than $100,000, the Disability Benefit shall be paid (a) in a lump sum, or (b) pursuant to an Annual Installment Method of up to 3 years, if requested by the Participant and allowed in the sole discretion of the Committee. The lump sum payment will be made, or installment payments will commence, no later than sixty (60) days after the last day of the Plan Year in which the Committee deems the Disabled Participant to have experienced a Termination of Employment.

          (c)  Deemed Retirement.    If, in the Committee's discretion, the Disabled Participant's employment has terminated, and such Participant is otherwise eligible to Retire, the Participant shall be deemed to have Retired for purposes of this Plan and will receive a Disability Benefit. The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the last day of the Plan Year in which the Participant is deemed to have Retired, as determined by the Committee in its sole discretion. The Participant shall receive his or her Disability Benefit in the same form in which such Participant elected to receive his or her Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Committee deems the Disabled Participant to have Retired. Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the last day of the Plan Year in which the Committee deems the Disabled Participant to have Retired.

ARTICLE 9
SURVIVOR BENEFIT

        9.1    Survivor Benefit.    The Participant's Beneficiary(ies) shall receive a Survivor Benefit upon the Participant's death which will be equal to (i) the Participant's vested Account Balance, calculated as of the close of business on or around the date of the Participant's death, as selected by the Committee in its sole discretion, if the Participant dies prior to his or her Retirement, Termination of Employment or Disability, or (ii) the Participant's unpaid Retirement Benefit, Termination Benefit or Disability Benefit, calculated as of the close of business on or around the date of the Participant's death, as selected by the Committee in its sole discretion, if the Participant dies before his or her Retirement Benefit, Termination Benefit or Disability Benefit is paid in full.

        9.2    Payment of Survivor Benefit.    The Survivor Benefit shall be paid to the Participant's Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

ARTICLE 10
BENEFICIARY DESIGNATION

        10.1    Beneficiary.    Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

        10.2    Beneficiary Designation; Change; Spousal Consent.    A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

        10.3    Acknowledgment.    No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

        10.4    No Beneficiary Designation.    If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

        10.5    Doubt as to Beneficiary.    If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

        10.6    Discharge of Obligations.    The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11
LEAVE OF ABSENCE

        11.1    Paid Leave of Absence. If a Participant is authorized by the Participant's Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount and any previously elected deferrals of Qualifying Gains shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

        11.2    Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 5, 6, 7, 8 or 9 in accordance with the provisions of those Articles, and any previously elected deferrals of Qualifying Gains shall continue to be withheld during such unpaid leave of absence in accordance with Section 3.3. However, the Participant shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from such Participant's Base Annual Salary, Annual Bonus and/or Commissions during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount and Annual Stock Option Gain Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan.

ARTICLE 12
TERMINATION, AMENDMENT OR MODIFICATION

        12.1    Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its Board of Directors or duly authorized committee. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their vested Account Balances shall be determined (i) as if they had experienced a Termination of Employment on the date of Plan termination; or (ii) if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination. Such benefits shall be paid to the Participants as follows: (i) if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein; or (ii) if the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

        12.2    Amendment. The Company may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its Board of Directors or duly authorized committee;

provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 12.2 or Section 13.2 of the Plan shall be effective until a date that is two (2) years after a Change in Control. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

        12.3    Plan Agreement. Despite the provisions of Sections 12.1 and 12.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

        12.4    Effect of Payment. The full payment of the Participant's vested Account Balance under Articles 5, 6, 7, 8 or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

ARTICLE 13
ADMINISTRATION

        13.1    Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint (other than any members of management). Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

        13.2    Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Within ninety (90) days following a Change in Control, an independent third party "Administrator" may be selected by the individual who, immediately prior to the Change in Control, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the ninety (90) day period following the Change in Control. If an independent third party is not selected within ninety (90) days of such Change in Control, the Committee, as described in Section 13.1 above, shall be the Administrator until and unless (a) the Committee selects an independent third party, and (b) such independent third party is approved by the Trustee. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of

Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

        13.3    Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

        13.4    Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

        13.5    Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

        13.6    Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

        13.7    Compliance With Laws. The Committee shall establish rules and regulations with respect to this Plan in compliance with all federal, state or local laws, statutes, ordinances, rules, regulations or directives, including, but not limited to those promulgated by the Securities and Exchange Commission ("Laws"). The Committee and each Participant will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all documents necessary to, and take such actions as the Committee may reasonably request, in order to comply with all Laws.

ARTICLE 14
OTHER BENEFITS AND AGREEMENTS

        14.1    Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15
CLAIMS PROCEDURES

        15.1    Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

        15.2    Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

  (a)
  that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

  (b)
  that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

  (i)
  the specific reason(s) for the denial of the claim, or any part of it;

  (ii)
  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

  (iii)
  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

  (iv)
  an explanation of the claim review procedure set forth in Section 15.3 below; and

  (v)
  a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

        15.3    Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

  (a)
  may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

  (b)
  may submit written comments or other documents; and/or

  (c)
  may request a hearing, which the Committee, in its sole discretion, may grant.

        15.4    Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant's written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

  (a)
  specific reasons for the decision;

  (b)
  specific reference(s) to the pertinent Plan provisions upon which the decision was based;

  (c)
  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and

  (d)
  a statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

        15.5    Legal Action. A Claimant's compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16
TRUST

        16.1    Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan.

        16.2    Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

        16.3    Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

ARTICLE 17
MISCELLANEOUS

        17.1    Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

        17.2    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

        17.3    Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

        17.4    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

        17.5    Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

        17.6    Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

        17.7    Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

        17.8    Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

        17.9    Governing Law. Subject to ERISA and other applicable federal laws, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Florida without regard to its conflicts of laws principles.

        17.10    Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Cross Country, Inc. 6551 Park of Commerce Blvd., N.W., Suite 200 Boca Raton, Florida 33487 Attn: Vice President of Human Resources

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

        Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

        17.11    Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

        17.12    Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

        17.13    Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

        17.14    Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

        17.15    Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

        17.16    Distribution in the Event of Taxation.

  (a)
  In General. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid vested Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

  (b)
  Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

        17.17    Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

        17.18    Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction

        17.19    Legend. The Committee may require each person receiving Stock pursuant to an award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on the transfer of such Stock. All certificates for Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commissions, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        17.20    Listing and Other Conditions.

  (a)
  Unless otherwise determined by the Committee, as long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to a stock option shall be conditioned upon shares of such Stock being listed on such exchange or system. The Company shall have no obligation to issue such shares of Stock unless and until such shares are so listed, and the right to exercise any stock option with respect to such shares shall be suspended until such listing has been effected.

  (b)
  If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to a stock option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statues, rules or regulations or any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended or otherwise with respect to shares of Stock or stock options, and the right to exercise any stock option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

  (c)
  Upon termination of any period of suspension under this Plan, a stock option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares of Stock available before such suspension and as to shares of Stock which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any stock option.

  (d)
  A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

AUTHORIZED AND APPROVED BY CROSS COUNTRY, INC. ON NOVEMBER 7, 2002.

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  Exhibit 10.19
TABLE OF CONTENTS
CROSS COUNTRY, INC. DEFERRED COMPENSATION PLAN Effective January 1, 2003
PURPOSE
ARTICLE 1 DEFINITIONS
ARTICLE 2 SELECTION, ENROLLMENT, ELIGIBILITY
ARTICLE 3 DEFERRAL COMMITMENTS/LTIC CONTRIBUTION AMOUNTS/CEO DISCRETIONARY CONTRIBUTION AMOUNTS/STOCK OPTION GAIN AMOUNTS/VESTING/CREDITING/TAXES
ARTICLE 4 DEDUCTION LIMITATION
ARTICLE 5 IN-SERVICE DISTRIBUTION; UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION
ARTICLE 6 RETIREMENT BENEFIT
ARTICLE 7 TERMINATION BENEFIT
ARTICLE 8 DISABILITY WAIVER AND BENEFIT
ARTICLE 9 SURVIVOR BENEFIT
ARTICLE 10 BENEFICIARY DESIGNATION
ARTICLE 11 LEAVE OF ABSENCE
ARTICLE 12 TERMINATION, AMENDMENT OR MODIFICATION
ARTICLE 13 ADMINISTRATION
ARTICLE 14 OTHER BENEFITS AND AGREEMENTS
ARTICLE 15 CLAIMS PROCEDURES
ARTICLE 16 TRUST
ARTICLE 17 MISCELLANEOUS